Exhibit 10.3

SEVERANCE AGREEMENT AND GENERAL RELEASE

This SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by SMART ONLINE, INC. (the “Company”) and Joseph Trepanier (“Employee”). Throughout the remainder of the Agreement, the Company and Employee may be collectively referred to as “the parties.”

The Company employed Employee as Chief Operating Officer. Employee resigned, effective February 18, 2008. The parties desire to conclude the employment relationship on mutually agreeable terms and to avoid all litigation relating to the employment relationship and its termination, and Employee desires severance benefits. Accordingly, the parties have agreed upon the terms described herein.

Employee represents that he has carefully read the entire Agreement, understands its consequences, and voluntarily enters into it.

In consideration of the above and the mutual promises and good and valuable consideration set forth below, the sufficiency of which is acknowledged by the parties, Employee and the Company agree as follows:

1. SEPARATION. Employee resigned from his employment by the Company, effective February 18, 2008 (the “Resignation Date”).

2. SEVERANCE BENEFITS. The Company will pay Employee:

i.	an amount equal to $27,267.00, less any applicable taxes and withholdings (2 month wage payment);

ii.	an amount equal to $2,615.58, less any applicable taxes and withholdings (2 month grossed up benefit premium payment).

These amounts shall be paid in separate lump sum payments on the first regularly scheduled payday following the Company’s receipt of a fully executed copy of this Agreement.

In addition, the Company will agree to amend the Restricted Stock Agreement between the parties dated August 15, 2007 in accordance with the terms of the Amendment to the Restricted Stock Agreement, a copy of which is attached hereto as Exhibit A

The severance and other benefits afforded under this Agreement are in lieu of any other compensation or benefits to which Employee otherwise might be entitled.

3. RELEASE. In consideration of the benefits conferred by this Agreement, EMPLOYEE (ON BEHALF OF HIMSELF AND HIS ASSIGNS, HEIRS, AND OTHER REPRESENTATIVES) RELEASES THE COMPANY, ITS PREDECESSORS, SUCCESSORS, AND ASSIGNS AND ITS AND/OR THEIR PAST, PRESENT, AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES, AND INSURERS), AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS, KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, ITS PREDECESSORS, SUBSIDIARIES, OR AFFILIATES OR HIS SEPARATION THEREFROM arising before the execution of this Agreement, including, but not limited to, claims: (i) for discrimination, harassment, or retaliation arising under federal, state, or local laws prohibiting age, sex, national origin, race, religion, disability, veteran status, or other protected class discrimination, harassment, or retaliation for protected activity; (ii) for compensation and benefits (including, but not limited to, claims under the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Fair Labor Standards Act of 1938 (FLSA), as amended, and similar federal, state, and local laws); (iii) arising under federal, state, or local law of any nature whatsoever (including, but not limited to, constitutional, statutory, tort, express or implied contract, or other common law); (iv) arising under the August 15, 2007 Employment Agreement between the parties or the August 15, 2007 Restricted Stock Agreement between the parties; and (v) for attorneys’ fees. The release of claims set forth in this paragraph does not apply to claims for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies.

4. COVENANT NOT TO SUE. Employee will not sue Releasees on any matters relating to his employment arising before the execution of this Agreement or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar claims for workers’ compensation or unemployment benefits referenced in paragraph 3 above, and this paragraph will not apply when prohibited by law. If Employee does not abide by this paragraph, then: (i) he will return all monies received under this Agreement and indemnify Releasees for all expenses they incur in defending the action; and (ii) Releasees will be relieved of their obligations hereunder.

5. AGENCY CHARGES/INVESTIGATIONS. Nothing in this Agreement shall prohibit Employee from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions, and privileges of his employment; provided, however, that by signing this Agreement, Employee waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations, or proceedings.

6. COMPANY INFORMATION AND PROPERTY. Employee shall not at any time after his employment terminates disclose, use, or aid third parties in obtaining or using any confidential or proprietary Company information. Confidential or proprietary Company information is information relating to the Company, the Company’s parents, subsidiaries, or affiliates, or any aspect of their business that is not generally available to the public, their competitors, or other third parties or ascertainable through common sense or general business or technical knowledge. Nothing in this Agreement shall relieve Employee from any confidentiality, proprietary information, secrecy, non-compete, non-disclosure, non-solicitation, or invention rights and assignment obligations under any previously executed agreements.

All records, files, or other materials maintained by or under the control, custody, or possession of the Company or its agents in their capacity as such shall be and remain the Company’s property.

7. RIGHT TO REVIEW. The Company sent this Agreement to Employee via overnight mail on February 20, 2008 and desires that he have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, the Company advises him to consult with an attorney prior to executing it and that he has seven (7) days within which to consider it. In the event that he does not return an executed copy of the Agreement to the Company by no later than the 8th calendar day after receiving it, it and the obligations of the Company herein shall become null and void.

8. CONFIDENTIALITY AND NONDISPARAGEMENT. The terms and provisions of this Agreement are confidential, and Employee represents and warrants that since receiving this Agreement he has not disclosed, and going forward will not disclose, the terms and conditions of this Agreement to third parties, except as required by law. Notwithstanding the above, he may reveal the terms and provisions of this Agreement to members of his immediate family or to an attorney whom he may consult for legal advice, provided that such persons agree to maintain the confidentiality of the Agreement. Employee represents and warrants that since receiving this Agreement, he: (i) has not made, and going forward will not make, disparaging, defaming, or derogatory remarks about the Company or its products, services, business practices, directors, officers, managers, or employees to anyone; and (ii) has not taken, and going forward will not take, any action that may impair the relations between the Company and its vendors, customers, employees, or agents or that may be detrimental to or interfere with the Company or its business.

9. STIPULATION. Employee acknowledges, agrees, and hereby stipulates to the following facts: (i) during his employment with the Company, Employee was allowed to take all leave and afforded all other rights to which he was entitled under the Family and Medical Leave Act (FMLA); and (ii) the Company has not in any way interfered with, restrained, or denied Employee’s exercise of (or attempt to exercise) any FMLA rights and has not terminated or otherwise discriminated or retaliated against Employee for exercising (or attempting to exercise) any such rights.

10. OTHER. Except as expressly provided in this Agreement, this Agreement supersedes all other understandings and agreements, oral or written, between the parties and constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, that are not embodied in this Agreement, and no agreement, statement, or promise not contained or described in this Agreement shall be valid or binding on the parties. No change or modification of this Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties. Employee’s or the Company’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal, or unenforceable, that invalidity, illegality, or unenforceability shall not affect any other provision in this Agreement.

This Agreement is intended to avoid all litigation relating to Employee’s employment with the Company and his separation therefrom; therefore, it is not to be construed as the Company’s admission of any liability to him - liability that the Company denies.

This Agreement shall apply to, be binding upon, and inure to the benefit of the parties’ successors, assigns, heirs, and other representatives and be governed by North Carolina law and the applicable provisions of federal law.

CAUTION! READ BEFORE SIGNING. THIS AGREEMENT CONTAINS A RELEASE OF ALL CLAIMS.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

EMPLOYEE REPRESENTS THAT HE HAS CAREFULLY READ THE ENTIRE AGREEMENT, UNDERSTANDS ITS CONSEQUENCES, AND VOLUNTARILY ENTERS INTO IT.

/s/ Joseph Trepanier		2/24/08
Joseph Trepanier		Date

SMART ONLINE, INC.

By:	/s/ David E. Colburn	2/25/08
	David E. Colburn	Date
Title: Chief Executive Officer